                                                                   EXHIBIT 10.16





                               LICENSE AGREEMENT

This Agreement between APACHE Medical Systems, Inc. ("APACHE") and the Vermont Oxford Network, Inc. ("Vermont Oxford") is entered into and effective as of the 24th day of June, 1997.

WHEREAS, Vermont Oxford is a non-profit corporation formed to conduct scientific research, gather scientific data and maintain databases regarding the quality, utilization, costs, outcomes and effectiveness of medical treatments and health care practices for newborn care;

WHEREAS, APACHE is a corporation that has developed and markets certain benchmark studies, software products and applications consulting services;

WHEREAS, Vermont Oxford desires to provide its members with software which will facilitate the submission and reporting of data used by Vermont Oxford in its research and the dissemination of such data;

WHEREAS, Vermont Oxford desires to expand its databases to include a broader population of patients and data items;

WHEREAS, Vermont Oxford desires for APACHE to develop software which will promote research into the outcomes and costs of neonatal medical care;

WHEREAS, The parties wish to work together to allow APACHE to incorporate Vermont Oxford databases and other items into APACHE products and services;

THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.  Definitions

"APACHE Perinatal Software" shall mean software developed by or for APACHE using the Databases or any extracts, aggregates or derivations thereof and Properties.

"Consulting Services" shall mean a Perinatal engagement for services in connection with clinical, administrative, financial and operational issues related to the delivery, organization and financing of Perinatal care.

"Current Databases" shall mean the following:

(i) Member Network Database - clinical database for infants under 1500 grams born from 1990 to present;

(ii)   Surfactant Trial Database;

(iii) Cost Database - twenty-five hospital cost database for infants under 1500 grams born from January 1993 to September 1994; and

(iv)   Under 500 Gram Database.

"Data Sales" shall mean any sales, licenses or granting of the right to use the Database or any extracts, aggregates, summaries and other derivations from the Database and shall include any electronic access of the Databases including, but not limited to, interactive access.

"Databases" shall mean data elements and compilation of data elements in:

i) Current Databases and all updates and extensions thereto created during the term of this Agreement;

ii) Future Databases related to Perinatal areas created by Vermont Oxford within the term of this Agreement and all updates and extensions thereto created during the term of this Agreement, except for databases developed as part of a Research Project and

iii) future databases related to Perinatal areas developed by Vermont Oxford within the term of this Agreement as a part of a Research Project if a commercial opportunity arises and APACHE elects to take advantage of such opportunity as described in Section 12(c).

"Direct Competitor" shall mean a public or private for-profit company with more than $5 million in annual sales that develops or markets software or consulting products and services which relate primarily to decision support, quality measurement and performance improvement for the medical or healthcare industry. An example of public companies who are direct competitors are those listed in APACHE's annual SEC filings.

"Future Databases" shall contain data which is routinely or periodically collected or made available for routine or periodic collection, including but not limited to annual surveys of the membership. Future Databases may include databases for bigger babies, general nursery, mothers and specific research projects for which APACHE has developed products or services.

"Perinatal" shall refer to neo-natal and obstetric areas.

"Properties" shall mean the following Vermont Oxford items:
       i)       Vermont Oxford Data Collection Software;
       ii)      Vermont Oxford Data Collection Forms;
       iii)     Vermont Oxford Training Materials;
       iv)      Vermont Oxford Severity-Adjustment Methodologies;
       v)       Vermont Oxford Data Collection Methodologies and Definitions;
                and
       vi)      Formats for Vermont Oxford Quarterly and Annual Reports.

"Provider Licensees" shall mean licensees of the APACHE Perinatal Software who are hospitals, hospital groups, integrated delivery systems, physicians or physician groups.

"Research Project" shall mean a research project conducted by Vermont Oxford that is fully or partially funded by a third party who is not a Direct Competitor.

2.  Payment Obligations

    (a)    As compensation for the Databases and Properties described herein,
APACHE shall pay to Vermont Oxford a royalty of $[         ]* bearing interest
at the current six month Treasury Bill rate. The Treasury Bill rate used for these payments will be adjusted on a semi-annual basis for the payment period. The payments shall be made in equal consecutive monthly installments over three years and shall commence on the first day of the month following delivery of the Databases and shall be due on the first day of each successive month for the three year period.

    (b)    During the first three years of the Initial Term of this Agreement,
APACHE shall pay to Vermont Oxford a royalty of [        ]* percent ([    ]*%)
of (i) APACHE Perinatal Software license fees collected by APACHE; (ii) Data Sales fees collected by APACHE; (iii) the fee for sale or license of any other product developed by or for APACHE incorporating any of the Databases or any extracts, aggregates or derivations thereof or Properties, which shall not include products ancillary to the APACHE Perinatal Software, Data Sales or Consulting Services (examples include, but are not limited to, training, installation or support) and (iv) fees collected from sublicensees of the licenses granted herein.

    (c)    During the final two years of the Initial Term of this Agreement,
APACHE shall pay to Vermont Oxford a royalty of [      ]* percent ([  ]*%) of
(i) APACHE Perinatal Software license fees collected by APACHE; (ii) Data Sales fees collected by APACHE; (iii) the fee for sale or license of any other product developed by or for APACHE incorporating any of the Databases or any extracts, aggregates or derivations thereof or Properties, which shall not include products ancillary to the APACHE Perinatal Software, Data Sales or Consulting Services (examples include, but are not limited to, training, installation or support) and (iv) fees collected from sublicensees of the licenses granted herein.

    (d)    During any Renewal Term, APACHE shall pay to Vermont Oxford a
royalty of [       ]* percent ([   ]*%) of (i) APACHE Perinatal Software
license fees collected by APACHE; (ii) Data Sales fees collected by APACHE;
(iii) the fee for sale or license of any other product developed by or for APACHE incorporating any of the Databases or any extracts, aggregates or derivations thereof or Properties, which shall not include products ancillary to the APACHE Perinatal Software, Data Sales or Consulting Services (examples include, but are not limited to, training, installation or support) and (iv) fees collected from sublicensees of the licenses granted herein.

    (e) For purposes of calculating the royalty payable to Vermont Oxford, if any APACHE product or service upon which royalties are payable is bundled with other products or services in such a manner that the fee upon which the royalty is to be computed cannot be determined, the royalty shall be based (i) in the case of a product (including Data Sales) upon the average fee of the specific type of product when sold individually over the past year and (ii) in the case of a Consulting Service, a reasonable allocation of the total fee shall be made to the Consulting Service.





__________________________________

*   Confidential portions omitted and filed separately with the Commission.

    (f)    During the Initial Term and any Renewal Terms, APACHE shall pay to
Vermont Oxford a royalty of [             ]* percent ([    ]*%) of fees for
Consulting Services collected by APACHE. This royalty shall be reviewed annually by the parties and may be changed by mutual agreement in writing. If there is not mutual agreement for a change in this royalty, the rate will
remain at [            ]* percent ([    ]*%).

    (g) During the Initial Term and any Renewal Term, if APACHE develops a product or service as a result of a commercial opportunity from a Research Project as described in Section 12(c) APACHE shall pay to Vermont Oxford the appropriate royalty as defined in Section 2(b) (except that the royalty shall
be [   ]*%), 2(c) or 2(f) for a period of five (5) years from the date the
APACHE product or service developed from the commercial opportunity enters the market. The five year period for payment of this royalty may exceed the date of termination of this Agreement. If this occurs, except as provided in
Section 14(d), the payment obligations shall continue beyond the date of termination of this Agreement until the five year period has expired. If the five year period is completed prior to the date of termination of this Agreement, then the royalty shall continue in accordance with the provisions of
Section 2(d) or 2(f) as appropriate for the remainder of the Renewal Terms of this Agreement.


    (h)    During the Initial Term and any Renewal Term, if APACHE develops a product as a result of the right of first opportunity to develop software not containing the Databases and Properties as described in Section 7, APACHE shall pay to Vermont Oxford the appropriate royalty as defined in Section 2(b)
(except that the royalty shall be [   ]*%) or 2(c) for a period of five (5)
years from the date the APACHE product or service enters the market. The five year period for payment of this royalty may exceed the date of termination of this Agreement. If this occurs, except as provided in Section 14(d), the payment obligations shall continue beyond the date of termination of this Agreement until the five year period has expired. If the five year period is completed prior to the date of termination of this Agreement, then the royalty shall continue in accordance with the provisions of Section 2(d) for the remainder of the Renewal Terms of this Agreement.

    (i) Royalties shall be paid to Vermont Oxford on a quarterly basis. The payment shall be payable to Vermont Oxford thirty (30) days after the end of the quarter.

    (j) Failure by APACHE to make any payment within 30 days of when such payments are due shall result in the imposition of an interest charge on any unpaid amount at an annual rate equivalent to the lesser of (i) 1% per month or
(ii) the highest rate allowable by law.

3.  License Grants

    (a) Vermont Oxford grants to APACHE an exclusive, non-transferable license to use, including the right to incorporate into APACHE products and services, modify, enhance, market, distribute and sublicense, the Databases and Properties. Except as otherwise expressly limited in this Agreement, Vermont Oxford retains its rights to use the Databases.

__________________________________

*   Confidential portions omitted and filed separately with the Commission.

    (b) APACHE shall not sublicense or otherwise grant the right to a third party to use (i) the Databases as a whole or (ii) the raw data or subsets of the raw data in the Databases.

    (c) Subject to the provisions of this Agreement, Vermont Oxford shall maintain any and all ownership rights with regard to the Databases and updates, subsets and extracts of and data derived from the Databases and the Properties. APACHE shall own any and all rights to any material modifications thereof developed by APACHE, data resulting from material modifications developed by APACHE and any new risk models or other products or services based on or derived from the Databases or Properties that are developed by APACHE. The parties will not contest each other's ownership rights as described in this
Section 3(c).

    (d) Vermont Oxford grants to APACHE the right to use the name of Vermont Oxford for marketing purposes in connection with the Databases that will be incorporated into APACHE software. All other uses of the Vermont Oxford name must be approved in writing by Vermont Oxford provided that:

           (i) APACHE and Vermont Oxford shall mutually agree upon a Press Release announcing the relationship;

           (ii) APACHE has the ability to say, in the marketplace, that APACHE has a relationship with Vermont Oxford; and

           (iii) Vermont Oxford endorses APACHE as the exclusive provider of APACHE Perinatal Software and Consulting Services to its membership.

APACHE acknowledges the ownership of the "Vermont Oxford" and "Vermont Oxford Network" name and service mark by Vermont Oxford and agrees not to dispute such ownership. APACHE may not grant to third parties the right to use the "Vermont Oxford" and "Vermont Oxford Network" name without the written consent of Vermont Oxford.

4.  Delivery, Updates and Database Maintenance

    (a) Vermont Oxford shall deliver the Databases and Properties to APACHE by June 30, 1997.

    (b) Vermont Oxford shall deliver Updates to the Databases to APACHE within forty-five (45) days from the end of each quarter. "Updates" shall mean updated data for all Databases.

    (c) The Databases shall contain all the data elements submitted to Vermont Oxford by its members, including hospital size, region and teaching status, with the exception that (i) hospital, patient and physician names will be replaced by identification codes and (ii) the address will be replaced by a region code. The region code will represent a geographic area consistent with the AHA regions with the exception that no region will contain less than ten
(10) hospitals. If a region contains less than ten (10) hospitals, Vermont Oxford will discuss with APACHE which regions will be combined.

5.  Exclusivity

    (a) Vermont Oxford shall not independently develop or contract for development of software incorporating the Databases or Properties except for software developed for internal purposes and except that Vermont Oxford may develop software that it determines is necessary or useful as a part of a Research Project.

    (b) Vermont Oxford shall not provide Consulting Services except for interaction with the Vermont Oxford members to conduct Research Projects. However, Vermont Oxford may provide Advisory Services to the Vermont Oxford membership which are not intended to compete with the Consulting Services provided by APACHE to such members. Advisory Services consist of the following
(i) reasonable responses to Vermont Oxford members to provide advice and assistance with respect to collection, interpretation and clinical use of the data; (ii) interaction with the Vermont Oxford members to expedite Vermont Oxford's responsibilities to build and maintain the Databases; and (iii) interaction with the Vermont Oxford members to conduct Research Projects.

    (c) Vermont Oxford may collaborate with other organizations to facilitate Research Projects, so long as those organizations are not Direct Competitors of APACHE.

    (d) Vermont Oxford will not provide access to the Databases through the Internet, unless such access is incorporated into an APACHE product.

    (e) No provision of this Agreement is intended to restrict the right of Vermont Oxford to conduct research and to disseminate the results of such research to the interested public through publication of articles in scientific journals, public presentations at symposiums and the like and other similar activities; provided, however, the foregoing shall not be interpreted to authorize Vermont Oxford to disclose confidential information of APACHE in violation of Section 18 of this Agreement.

6.  Development

    (a) APACHE shall develop the APACHE Perinatal Software, Data Sales and Consulting Services and any other product developed by or for APACHE incorporating any of the Databases or any extracts, aggregates or derivations thereof or Properties, so that the end-user will not be able to identify or access any patient identifier, hospital identifier or physician identifier from another hospital, hospital group, integrated delivery system or physician group unless APACHE has received permission from such other hospital, hospital group, integrated delivery system or physician group and such hospital, hospital group, integrated delivery system or physician group provides APACHE with such identifying information.

    (b) APACHE Perinatal Software, Data Sales and Consulting Services will be developed in accordance with industry standards. APACHE will maintain quality assurance procedures for the APACHE Perinatal Software.

    (c) APACHE will grant to Vermont Oxford a perpetual license to use the APACHE Perinatal Software for internal purposes so long as Vermont Oxford is not in breach of the license agreement with respect to such software. APACHE will provide the software to Vermont Oxford pursuant to an executed license agreement with APACHE which shall be in the standard form of license agreement for such software. There shall be no license fee for the APACHE Perinatal Software. After termination of this Agreement, Vermont Oxford shall pay support fees to APACHE at a 30% discount from the standard fee charged by APACHE for the APACHE Perinatal Software.

    (d)    Obligations for both parties in 1997 shall consist of the following:
         (i) For the remainder of 1997, Vermont Oxford and members continue submitting and processing data as usual;
         (ii) Vermont Oxford transmits data files containing databases to APACHE quarterly/annually;
         (iii) By December 1997, APACHE will produce Vermont Oxford member NICU specific database (which may be an Access database) and reporting/analysis tool (which may be a Cognos reporting/analysis tool) for each physician group or hospital purchasing software from APACHE;
         (iv) If substantiated by market research, APACHE will develop a data collection software tool in the 1998 - 1999 timeframe.

    (e) APACHE agreements with its clients for products or services directly involving the Databases, the Vermont Oxford data entry software source code and the Vermont Oxford risk models delivered as a part of the Properties shall contain terms protecting the confidentiality of the Databases, the Vermont Oxford data entry software source code and the Vermont Oxford risk models delivered as a part of the Properties. Vermont Oxford will be made a third party beneficiary of such provisions.

    (f) APACHE standard support fees are 18% of the license fees. APACHE anticipates using the same standard support for the APACHE Perinatal Software.

7.  Right of First Opportunity for Additional Development

If Vermont Oxford decides that its membership would benefit from development of a software application which does not contain the Databases and Properties, then APACHE shall have the right of first opportunity to develop such software. When Vermont Oxford decides that such software should be developed, Vermont Oxford shall notify APACHE in writing. APACHE shall then notify Vermont Oxford in writing within forty-five (45) days of receipt of the written notice from Vermont Oxford as to whether or not APACHE accepts the opportunity. If APACHE fails to elect or refuses the opportunity, Vermont Oxford may offer the opportunity to a third party provided that the third party is not a Direct Competitor of APACHE

8.  Vermont Oxford Membership

    (a) APACHE shall require Provider Licensees to be Vermont Oxford members.

    (b) APACHE and Vermont Oxford shall annually meet to discuss concerns of APACHE, if any, that the amount of the Vermont Oxford membership fee is prohibiting software sales.

9.  Data Collection and Submission

    (a) For so long as data submission by the Provider Licensees of data included in the Member Network Database does not require the merging of two or more data sources, the data shall be submitted by Provider Licensees to Vermont Oxford and APACHE shall not collect data directly from the Provider Licensees. Vermont Oxford shall then deliver the data to APACHE within forty-five (45) days from the end of the quarter.

    (b) If Vermont Oxford does not submit data to APACHE within the time stated in this Agreement, APACHE may collect data directly from the Provider Licensees.

    (c) Once data submission requires the merging of two or more data sources, APACHE shall collect data directly from the Provider Licensees.

    (d) If APACHE is collecting data directly from Provider Licensees, APACHE agrees to deliver to Vermont Oxford updates to the Databases within 45 days from the end of each quarter. APACHE agrees to submit these updates in the data record format described in Section 10 or another usable format as APACHE deems appropriate.

    (e) APACHE shall not collect data from Vermont Oxford members who are not Provider Licensees for use in updating the Member Network Database.

10.  Data Record Format

    (a) APACHE will grant to Vermont Oxford a perpetual license, so long as Vermont Oxford is not in breach of the license agreement with respect to such software, to the necessary software tool to allow Provider Licensees to transmit data electronically to Vermont Oxford in the data record format described in 10(b) which will be in the form of a SAS dataset or any other mutually agreeable format. APACHE will provide the necessary software tool to Vermont Oxford pursuant to an executed license agreement with APACHE which shall be in the standard form of license agreement for such software. There shall be no license fee. Vermont Oxford shall pay support fees, if any, for the software tool if the software tool is not developed by APACHE. If the software tool is an APACHE developed software tool, after termination of this Agreement, Vermont Oxford shall pay support fees to APACHE at a 30% discount from the standard fee charged by APACHE.

    (b) APACHE and Vermont Oxford shall develop a data record format that will be jointly owned by the parties with no duty of accounting with respect to the jointly owned work.

11.  Quarterly Status Meetings

Each calendar quarter, at least one officer of APACHE and one officer of Vermont Oxford shall meet in person for one day at a location to be determined by the parties.

12.  Research Projects

    (a) Vermont Oxford plans to conduct Research Projects for the benefit of its membership and the interested public.

    (b) If future databases are developed exclusive of APACHE as a part of a Research Project then APACHE will not have rights to such databases except as described below.

    (c) If a Perinatal commercial opportunity arises as a result of a Research Project, then APACHE shall have a right of first opportunity to utilize the Perinatal commercial opportunity. When Vermont Oxford determines that a Perinatal commercial opportunity to develop a product or service is available, Vermont Oxford shall notify APACHE in writing. APACHE shall then notify Vermont Oxford in writing within forty-five (45) days of receipt of such written notice from Vermont Oxford as to whether or not APACHE accepts the opportunity. If APACHE accepts the opportunity and APACHE determines that use of the databases created as a result of the Research Project is necessary or useful then, any database created as a result of the Research Project will be included in the definition and license of Databases. If APACHE does not elect or refuses the opportunity, Vermont Oxford may offer the opportunity to a third party provided that the third party is not a Direct Competitor of APACHE.

    (d)    If APACHE accepts the right of first opportunity as described in
Section 12(c) and if a software prototype is developed as a part of the Research Project, Vermont Oxford shall notify APACHE in writing of the development of a software prototype as part of a Research Project which it desires to sell to APACHE. If APACHE desires to negotiate for the purchase of such prototype software, it shall notify Vermont Oxford in writing within forty-five (45) days of receipt of such notice from Vermont Oxford of its election to do so. If APACHE does not choose to purchase the prototype, this will not impact APACHE's acceptance of the right of first opportunity as described in Section 12(c). If APACHE chooses to utilize the right of first opportunity described in Section 12(c), but not purchase the prototype, Vermont Oxford agrees it will not offer or sell the software to any other entity. If APACHE does not elect or refuses the right of first opportunity as described in
Section 12(c), Vermont Oxford may offer the software prototype to a third party provided that the third party is not a Direct Competitor of APACHE

13.  Reporting

    (a) Each royalty payment shall be accompanied by a report from APACHE that lists the number of software licenses and data sales generated during the calendar quarter and the software license fees and data sales fees received during such quarter.

    (b) Vermont Oxford may audit APACHE's books and records of activities in connection with this Agreement upon reasonable notice to APACHE for the purpose of ensuring compliance with the terms and conditions of this Agreement. Any such inspection or audit shall be conducted no more than annually and in such a way as to not unreasonably interfere with APACHE's business operations. APACHE will reimburse Vermont Oxford for the cost of the audit if there are any unreported or underreported royalties of more than five percent (5%) for any one year period.

14.  Term and Termination.

    (a) The term of this Agreement shall commence upon execution of the Agreement and shall continue for a period of five (5) years unless otherwise terminated in accordance with this Agreement ("Initial Term").

    (b) This agreement shall automatically renew for successive five year terms (Renewal Terms) which shall commence on the five (5) year anniversary of the date of execution or renewal of the Agreement and shall continue for a period of five (5) years. Vermont Oxford may terminate this Agreement at the end of the Initial Term or any Renewal Term upon six (6) months written notice to APACHE. During the Renewal Terms, the terms and conditions of this Agreement shall remain in effect except that APACHE's sole payment obligations shall be as stated in Sections 2(d), 2(f), 2(g) and 2(h).

    (c) The exclusivity of the rights granted hereunder shall automatically terminate when this Agreement is terminated or expires. Upon termination or expiration of this Agreement, APACHE shall maintain a perpetual license to use, including the right to incorporate into APACHE products and services, modify, enhance, market, distribute and sublicense the Databases and Properties. If APACHE is in material breach of the terms of (i) Section 18 (Confidentiality) and has not cured such breach within ten (10) days of receiving written notice from Vermont Oxford of the breach or (ii) Section 17 (Indemnification) and has not cured such breach within thirty (30) days of receiving written notice from Vermont Oxford of the breach or (iii) Section 2(a) (Payment) (other than for a bona-fide dispute) and has not cured such breach within ninety (90) days of receiving written notice from Vermont Oxford of the breach then Vermont Oxford may terminate this Agreement and APACHE shall not maintain the perpetual license. The termination rights contained herein shall be the only right of termination for breach which Vermont Oxford shall have.

    (d) If Vermont Oxford is in material breach of the terms of (i) Section 18 (Confidentiality) and has not cured such breach within ten (10) days of receiving written notice from APACHE of the breach, (ii) Section 17 (Indemnification) and has not cured such breach within thirty (30) days of receiving written notice from APACHE of the breach, (iii) Section 4(a) and 4(b) (Delivery) and has not cured such breach within thirty (30) days of receiving written notice from APACHE of the breach, (iv) Sections 15 (a) or 15(e) (Warranty) and has not cured such breach within thirty (30) days of receiving written notice from APACHE of the breach or Section 15(d) (Warranty) and has not cured such breach within ninety (90) days of receiving written notice from APACHE of the breach and (v) Sections 5 and 3(a) (Exclusivity) and has not cured such breach within thirty (30) days of receiving written notice from APACHE of the breach then APACHE may terminate this Agreement and APACHE shall no longer be obligated to make payments under Section 2 (Payment) and Vermont Oxford shall not maintain its licenses described in Sections 6(c) and 10. The termination rights contained herein shall be the only right of termination for breach which APACHE shall have.

    (e)    Except as provided in Sections 14(c) and (d), the provisions of
Section 3 (License Grant), Section 14 (Term and Termination), Section 15 (Warranty), Section 16 (Limitation of Liability), Section 17 (Indemnity), Sections 6(c) and 10 (Vermont Oxford licenses to software)and Section 18 (Confidentiality) shall survive termination or expiration of this Agreement. Sections 2(g), 2(h), 2(i) and 2(j) (Royalties) shall survive termination or expiration of this Agreement, if applicable, for the amount of the five year payment period remaining. Section 13 (Reporting) shall survive termination or expiration of this Agreement for a period of eighteen (18) months from the date the final royalties are due and payable to Vermont Oxford.

    (f) If the Agreement is terminated for reasons other than by APACHE pursuant to Section 14(d) and Vermont Oxford agrees in writing not to compete with APACHE, APACHE will grant a license to use for bona-fide research purposes data collected by APACHE from Provider Licensees during the term of the agreement not to compete.

    (g) The parties agree that they will not make untrue disparaging statements about the other party to Vermont Oxford members, APACHE clients or others. This provision shall survive termination of this Agreement.

15. Warranty

    (a) Vermont Oxford warrants that it has the right to grant the licenses to APACHE for the Databases and Properties.

    (b) Vermont Oxford warrants that to the best of its' knowledge, the Databases and Properties and the use of the Databases and Properties, in accordance with the provisions of this Agreement by APACHE or end-users of products or services incorporating the Databases or Properties, shall not and does not infringe upon any copyright, trademark or other intellectual property right of a third party.

    (c) Vermont Oxford warrants that the use of the Databases and Properties by APACHE in accordance with the provisions of this Agreement does not and will not cause Vermont Oxford to be in breach of any agreement to which it is a party.

    (d) Vermont Oxford warrants that the Databases are, in all material respects, an accurate and complete compilation of the data received by Vermont Oxford. With respect to the Current Databases, this warranty shall expire after eighteen (18) months after the delivery of the Current Databases.

    (e) Vermont Oxford warrants that the Databases are not in the public domain and that Vermont Oxford will safeguard the Databases and not allow them to fall into the public domain. Vermont Oxford provides no warranty that the individual data elements have not been placed in the public domain by a third party. If Vermont Oxford uses databases in the public domain to create (i) Future Databases or (ii) databases resulting from Research Projects that are licensed to APACHE under Section 12(c), Vermont Oxford shall not be in breach of this warranty.

    (f) APACHE and Vermont Oxford warrant that they have full power, authority and capacity, to carry on its business as it is now being conducted, and to execute and deliver this Agreement and to perform all of its obligations hereunder.

    (g) APACHE warrants that the software and other products it develops using the Databases and Properties shall not infringe upon any copyright, trademark or other intellectual property right of a third party.

    (h) THE WARRANTIES SET FORTH IN THIS SECTION 15 ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY THE PARTIES WITH RESPECT TO THIS AGREEMENT AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY EXPRESSLY DISCLAIMED.

16. Limitations of Liability and Exclusive Remedy.

NO PARTY SHALL BE RESPONSIBLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, TO THE EXTENT PERMITTED BY LAW, PUNITIVE OR EXEMPLARY DAMAGES) IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17. Indemnification

    (a) Vermont Oxford shall defend, indemnify and hold APACHE and its directors, officers, employees and agents harmless from all losses, damages, costs, and expenses, including without limitation attorneys' fees and court costs, arising from or in connection with (i) any breach of any representation, warranty or covenant of Vermont Oxford under this Agreement; (ii) any third party claim of copyright, patent or trade secret infringement resulting from APACHE's or its licensees use of the Databases and Properties or (iii) any third party claim in connection with the Databases or Properties. Vermont Oxford shall conduct such defense with attorneys selected by it at its expense, and shall have sole control over the conduct of such defense.

    (b) APACHE shall indemnify and hold Vermont Oxford and its directors, officers, employees and agents harmless from all losses, damages, costs, and expenses, including without limitation attorneys' fees and court costs, arising from or in connection with (i) any breach of any representation, warranty or covenant of APACHE under this Agreement; (ii) any third party claim of copyright, patent or trade secret infringement resulting from use of APACHE developed software other than any third party claim of copyright, patent or trade secret infringement with respect to the Databases or Properties which shall be the responsibility of Vermont Oxford as stated above or (iii) any third party claim with respect to APACHE's products or services other a third party claim with respect to the Databases or Properties which shall be the responsibility of Vermont Oxford as stated above. APACHE shall conduct such defense with attorneys selected by it at its expense, and shall have sole control over the conduct of such defense.

    (c) The indemnified party shall promptly notify the other parties of any asserted or threatened claims that may be subject to any of the indemnities in this Section, and shall cooperate with the other parties in conducting the defense.

18. Confidentiality

    (a)    "Confidential Information" means all non-public information:

           (i) provided from APACHE to or learned from APACHE by Vermont Oxford and its respective agents, staff or employees in connection the activities contemplated by this Agreement and any information or documentation with respect to the products or services of APACHE, whether in tangible or intangible form, including, without limitation, all computer programs (whether in source or object code), flow charts, algorithms, data, databases, rules, templates, forms, protocols, methodologies, procedures, techniques and approaches relating to APACHE's products and services and APACHE's
           prices, fees and payment terms.      The terms and conditions of
           this Agreement are also Confidential Information unless disclosure of the terms is required by law.

           (ii)  provided from Vermont Oxford to or learned from Vermont
           Oxford by APACHE, its agents, staff or employees in connection with the activities contemplated by this Agreement including but not limited to (aa) any patient identifiers, individual hospital identifiers and physician identifiers contained in the Databases and
           (bb) methodologies, procedures, techniques and approaches that are not contained in the Properties. The terms and conditions of this Agreement are also Confidential Information unless disclosure of the terms is required by law. Nothing in this Section shall prevent APACHE from incorporating the Databases or Properties into APACHE products and services.

    (b) Confidential Information shall not include information already known to a party at the time of disclosure, as shown by the party's records, information which has been publicly disclosed in a lawful manner, or information which is rightfully received from a third party in a lawful manner. Statistical summary results of Patient records that do not reveal individual patient, hospital or physician identifying information shall not be Confidential Information.

    (c) Each party shall hold in strict confidence and not disclose the other's Confidential Information to any third party nor use the other party's Confidential Information except in furtherance of this Agreement. Vermont Oxford and APACHE shall disclose Confidential Information only to their respective employees who (i) have signed a confidentiality agreement with Vermont Oxford or APACHE, respectively and (ii) need to know such Confidential

Information. Each of a party's employees who will require access to the other party's Confidential Information will sign a confidentiality agreement which will contain terms and conditions that protect the Confidential Information of the other party to the same extent that the Confidential Information of the party, is protected. Each party will provide copies of all such executed confidentiality agreements upon the other party's request. In the event that the FDA or other regulatory body or any court requires information from a party that might reasonably fall within the above definition of the other party's Confidential Information, the party shall promptly notify the other party in writing of proposed disclosure and the party, in consultation with the other party, shall determine the appropriate steps in order to adequately safeguard the other party's Confidential Information, including, without limitation, in the case of a proceeding in a court or other tribunal, obtaining a protective order or providing assistance as reasonably requested by the other party (which in the case of Vermont Oxford shall include a request by Vermont Oxford on behalf of a Vermont Oxford member) at the cost of the requesting party.

    (d) Each of the parties retains ownership of all right, title and interest in its Confidential Information.

19. General.

    (a) This Agreement, including all other schedules, addenda and exhibits referenced in this Agreement, contains the entire Agreement between APACHE and Vermont Oxford concerning the subject matter hereof and supersedes all prior and contemporaneous proposals, discussions, understandings and all other agreements or representations, oral and written, between the parties relating to the subject matter hereof.

    (b) All notices required by this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by (i) hand, (ii) certified mail, return receipt requested, (iii) U.S. Express Mail, (iv) overnight courier service, or (v) facsimile (confirmed by U.S. Express Mail or overnight courier service) addressed to the other parties at the address or facsimile number set forth herein, or at such address or facsimile number as to which such party from time to time may give proper notice to the other party. Notices shall be deemed to have been received: if hand delivered, when so delivered; five days after deposit as certified mail; on the date scheduled for delivery if sent by courier; and on the date shown on the report generated by the sending machine if sent by facsimile. All notices shall be effective upon receipt or, if later, deemed receipt.

    (c) The parties irrevocably agree that service of process by mail as provided in Section 19(b) shall be sufficient service for personal jurisdiction of the party so served.

    (d) If any provision of this Agreement or any portion thereof is declared invalid or unenforceable, such provision shall be limited and construed so as to make it enforceable consistent with the parties' manifest intentions or, if such limitation or construction is not possible, such provision will be deemed stricken from this Agreement. In such event, all other provisions of this Agreement will remain in full force and effect, unless such enforcement would result in an injustice or be inconsistent with the purposes of this Agreement.

    (e) This Agreement may be assigned by a party only with the prior written consent of the other parties, provided that no written consent is necessary if the assignment is to an entity controlled by, controlling or under common control with the party making the assignment.

    (f) No waiver of any term of this Agreement shall be valid unless in a writing signed by the party against whom the waiver is sought to be enforced. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time hereafter.

    (g) Nothing in this Agreement is intended to create a relationship between APACHE and Vermont Oxford other than that of independent contractors and neither party, nor any of its employees or staff, shall be construed to be the agent, employee or representative of the other.

    (h) This Agreement may not be modified, altered or amended except by a written instrument executed by the parties.

    (i) This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of Virginia.

    (j) The parties acknowledges that a violation of the provisions of this Agreement relating to the protection of Confidential Information would cause the other irreparable harm, and agrees that the other party would be entitled to injunctive relief prohibiting such unauthorized use or distribution, or such breach, in addition to any other right or remedy they might have in law or equity.

    (k) Each party shall execute and deliver to the other parties such other documents, including, without limitation, documents of assignment, transfer or conveyance, and take such other actions as may be reasonably necessary in the discretion of the requesting party to carry out more effectively the purposes of this Agreement.

The parties have executed this Agreement by their duly authorized representatives, effective as of the date of the last to sign as set forth below.

VERMONT OXFORD NETWORK, INC.               APACHE MEDICAL SYSTEMS, INC.
444 South Union Street                     1650 Tysons Boulevard
Burlington, VT  05401                      Suite 300
                                           McLean, VA  22102

Phone No.: (802) 865-4814                  Phone No.:  (703) 847-1400
Facsimile No.: (802) 865-9613              Facsimile No.: (703) 847-1401


By:  /s/  Jerold F. Lucey                  By:  /s/  Gerald E. Bisbee, Jr.
    --------------------------                  ------------------------------
Print Name: Jerold F. Lucey                Print Name:  Gerald E. Bisbee, Jr.
            ------------------                          ----------------------
Title: President                           Title: Chairman and CEO
       -----------------------                    ----------------------------

Date: 6/24/97                              Date: 6/25/97
      ------------------------                   -----------------------------

                           RELATED SERVICES AGREEMENT

This Agreement between APACHE Medical Systems, Inc. ("APACHE") and the Vermont Oxford Network, Inc. ("Vermont Oxford") is entered into and effective as of the 24th day of June, 1997.

WHEREAS, Vermont Oxford is a non-profit corporation formed to conduct scientific research, gather scientific data and maintain databases regarding the quality, utilization, costs, outcomes and effectiveness of medical treatments and health care practices for newborn care;

WHEREAS, APACHE is a corporation that has developed and markets certain benchmark studies, software products and applications consulting services;

WHEREAS, Vermont Oxford desires to provide its members with software which will facilitate the submission and reporting of data used by Vermont Oxford in its research and the dissemination of such data;

WHEREAS, Vermont Oxford desires to expand its databases to include a broader population of patients and data items;

WHEREAS, Vermont Oxford desires for APACHE to develop software which will promote research into the outcomes and costs of neonatal medical care;

WHEREAS, The parties wish to work together to allow APACHE to incorporate Vermont Oxford databases and other items into APACHE products and services;

THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.  Definitions

Capitalized terms in this Agreement shall have the same meaning ascribed to them in the License Agreement between APACHE and Vermont Oxford dated the same date as this Agreement.

2.  Payment Obligations

    (a)    During the three year term of this Agreement, APACHE shall pay to
Vermont Oxford a royalty of [     ]* percent ([   ]*%) of (i) APACHE Perinatal
Software license fees collected by APACHE; (ii) Data Sales fees collected by APACHE; (iii) the fee for sale or license of any other product developed by or for APACHE incorporating any of the Databases or any extracts, aggregates or derivations thereof or Properties, which shall not include products ancillary to the APACHE Perinatal Software, Data Sales or Consulting Services (examples include, but are not





__________________________________

*   Confidential portions omitted and filed separately with the Commission.

limited to, training, installation or support) and (iv) fees collected from sublicensees of the licenses granted herein.

    (b) For purposes of calculating the royalty payable to Vermont Oxford, if any product upon which royalties are payable is bundled with other products in such a manner that the fee upon which the royalty is to be computed cannot be determined, the royalty shall be based in the case of a product (including Data Sales) upon the average fee of the specific type of product when sold individually over the past year.

    (c) Royalties shall be paid to Vermont Oxford on a quarterly basis. The payment shall be payable to Vermont Oxford thirty (30) days from the end of the quarter.

    (d) Failure by APACHE to make any payment within 30 days of when such payments are due shall result in the imposition of an interest charge on any unpaid amount at an annual rate equivalent to the lesser of (i) 1% per month or
(ii) the highest rate allowable by law.

3.  Related Research Services

    (a) APACHE and Vermont Oxford agree that Vermont Oxford will perform research and development efforts in conjunction with APACHE ("Related Services"). The determination of the scope of work for Related Services is dependent on the joint research to be conducted by the parties. APACHE and Vermont Oxford will agree in writing on a scope of work for Related Services to be performed by Vermont Oxford for each six to twelve month period throughout the three year term of the Agreement. Dr. Horbar of Vermont Oxford shall be the primary contact and performer of the Related Services. Vermont Oxford will provide Dr. Horbar with statistical, analytical and administrative support for performance of Related Services. Each agreed upon scope of work shall be attached to this Agreement.

    (b) Related Services to be conducted by Vermont Oxford in conjunction with APACHE during the term of the Agreement may include, but not be limited to the following services:

           (i) research and development of the data collection methodology for collection of data on babies over 1500 grams for the Vermont Oxford membership and database;

           (ii) research and development efforts for a risk adjustment methodology for babies over 1500 grams for use by the Vermont Oxford membership;

           (iii) development of a product specification plan to satisfy the software and services needs of the Vermont Oxford membership;

           (iv) annual survey of the Vermont Oxford membership regarding future data needs, software requirements and performance improvement initiatives for purposes of understanding the needs and requirements of the Vermont Oxford membership;

           (v) develop a methodology and reporting formats for converting charges reported on UB-92 forms to costs based on the Medicare Cost Report for use by the Vermont Oxford membership;

           (vi) identify the major utilization and quality issues surrounding neonatal care for purposes of conducting research and designing the application needs of the Vermont

           Oxford membership for potential inclusion in the software to be used
           by the Vermont Oxford membership; (vii)   research and development
           activities regarding a methodology to identify babies at lower risk, not requiring NICU care and methodologies for managing infants through the NICU as efficiently as possible for inclusion in software applications for the Vermont Oxford membership; (viii) in-house and field testing of software products to ensure satisfactory use by the Vermont Oxford membership; (ix) research and development efforts regarding how to include obstetric and peri-natal information into the software applications for the Vermont Oxford membership; (x) other activities, as mutually deemed appropriate.

    (c) By October 1997, the parties shall begin joint research and development activities for data collection methodologies for over 1500 gram babies.

    (d) The parties agree that the results of Related Services shall be jointly owned with no duty of accounting with respect to the jointly owned work by the parties.

4.  Analysis Services

If APACHE requires a sub-group analysis of the Databases which cannot be performed due to the limitation with respect to hospital code name or region code that are contained in Section 4(c) of the License Agreement between APACHE and Vermont Oxford dated the same date as this Agreement, Vermont Oxford will provide that analysis to APACHE at no charge. This analysis is not required to be included on a scope of work as described in Section 3.

5.  HOT Topics Neonatology Meeting.

Vermont Oxford shall provide for APACHE annual bona-fide opportunities to make presentations and demonstrate APACHE Perinatal Software to Vermont Oxford members at the Vermont Oxford Annual Meeting;

6.  Reporting

    (a) Each royalty payment shall be accompanied by a report from APACHE that lists the number of software licenses and data sales generated during the calendar quarter and the software license fees and data sales fees received during such quarter.

    (b) Vermont Oxford may audit APACHE's books and records of activities in connection with this Agreement upon reasonable notice to APACHE for the purpose of ensuring compliance with the terms and conditions of this Agreement. Any such inspection or audit shall be conducted no more than annually and in such a way as to not unreasonably interfere with APACHE's business operations. APACHE will reimburse Vermont Oxford for the cost of the audit if there are any unreported or underreported royalties of more than five percent (5%) for any one year period.

7.  Term and Termination.

    (a) The term of this Agreement shall commence upon execution of the Agreement and shall continue for a period of three (3) years unless otherwise terminated in accordance with this Agreement.

    (b) Either party may terminate this Agreement upon thirty (30) days written notice to the other party, if the other party has defaulted on any material obligation or covenant or breached any material representation or warranty and has not cured such default within the thirty (30) days of receiving notice of the default or breach.

    (c) Either party may terminate this Agreement upon ten (10) days written notice to the other party, if the other party has defaulted on any obligation or covenant regarding confidential information and has not cured such default within the ten (10) days of receiving notice of the default or breach.

    (g) The provisions of Section 3(d) (Related Services), Section 7 (Term and Termination), Section 8 (Warranty), Section 9 (Limitation of Liability),
Section 10 (Indemnity), and Section 11 (Confidentiality) shall survive termination or expiration of this Agreement. Section 6 (Reporting) shall survive termination or expiration of this Agreement for a period of eighteen
(18) months from termination or expiration.

8.  Warranty

    (a) Vermont Oxford warrants that the performance of services for APACHE does not and will not cause Vermont Oxford to be in breach of any agreement to which it is a party.

    (b) APACHE and Vermont Oxford warrant that they have full power, authority and capacity, to carry on its business as it is now being conducted, and to execute and deliver this Agreement and to perform all of its obligations hereunder.

    (c) THE WARRANTIES SET FORTH IN THIS SECTION 8 ARE THE SOLE AND EXCLUSIVE WARRANTIES MADE BY THE PARTIES WITH RESPECT TO THIS AGREEMENT AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED ARE HEREBY EXPRESSLY DISCLAIMED.

9.  Limitations of Liability and Exclusive Remedy.

NO PARTY SHALL BE RESPONSIBLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, TO THE EXTENT PERMITTED BY LAW, PUNITIVE OR EXEMPLARY DAMAGES) IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

10. Indemnification

    (a) Vermont Oxford shall defend, indemnify and hold APACHE and its directors, officers, employees and agents harmless from all losses, damages, costs, and expenses, including without limitation attorneys' fees and court costs, arising from or in connection with (i) any breach of any representation, warranty or covenant of Vermont Oxford under this Agreement or (ii) any third party claim with respect to the Resulting Services. Vermont Oxford shall conduct such defense with attorneys selected by it at its expense, and shall have sole control over the conduct of such defense.

    (b) APACHE shall promptly notify Vermont Oxford of any asserted or threatened claims that may be subject to any of the indemnities in this Section, and shall cooperate with the other parties in conducting the defense.

11. Confidentiality

    (a) "Confidential Information" means all non-public information: (i) provided from APACHE to or learned from APACHE by Vermont Oxford and its respective agents, staff or employees in connection the activities contemplated by this Agreement and any information or documentation with respect to the products or services of APACHE, whether in tangible or intangible form, including, without limitation, all computer programs (whether in source or object code), flow charts, algorithms, data, databases, rules, templates, forms, protocols, methodologies, procedures, techniques and approaches relating to APACHE's products and services and APACHE's prices, fees and payment terms. The terms and conditions of this Agreement are also Confidential Information unless disclosure of the terms is required by law. (ii) provided from Vermont Oxford to or learned from Vermont Oxford by APACHE, its agents, staff or employees in connection with the activities contemplated by this Agreement. The terms and conditions of this Agreement are also Confidential Information unless disclosure of the terms is required by law.

    (b) Confidential Information shall not include information already known to a party at the time of disclosure, as shown by the party's records, information which has been publicly disclosed in a lawful manner, or information which is rightfully received from a third party in a lawful manner.

    (c) Each party shall hold in strict confidence and not disclose the other's Confidential Information to any third party nor use the other party's Confidential Information except in furtherance of this Agreement. Vermont Oxford and APACHE shall disclose Confidential Information only to their respective employees who (i) have signed a confidentiality agreement with Vermont Oxford or APACHE, respectively and (ii) need to know such Confidential Information. Each of a party's employees who will require access to the other party's Confidential Information will sign a confidentiality agreement which will contain terms and conditions that protect the Confidential Information of the other party to the same extent that the

Confidential Information of the party, is protected. Each party will provide copies of all such executed confidentiality agreements upon the other party's request. In the event that the FDA or other regulatory body or any court requires information from a party that might reasonably fall within the above definition of the other party's Confidential Information, the party shall promptly notify the other party in writing of proposed disclosure and the party, in consultation with the other party, shall determine the appropriate steps in order to adequately safeguard the other party's Confidential Information, including, without limitation, in the case of a proceeding in a court or other tribunal, obtaining a protective order or providing assistance as reasonably requested by the other party (which in the case of Vermont Oxford shall include a request by a Vermont Oxford on behalf of a Vermont Oxford member) at the cost of the requesting party.

    (d) Each of the parties retains ownership of all right, title and interest in its Confidential Information.

12. General.

    (a) This Agreement, including all other schedules, addenda and exhibits referenced in this Agreement, contains the entire Agreement between APACHE and Vermont Oxford concerning the subject matter hereof and supersedes all prior and contemporaneous proposals, discussions, understandings and all other agreements or representations, oral and written, between the parties relating to the subject matter hereof.

    (b) All notices required by this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by (i) hand, (ii) certified mail, return receipt requested, (iii) U.S. Express Mail, (iv) overnight courier service, or (v) facsimile (confirmed by U.S. Express Mail or overnight courier service) addressed to the other parties at the address or facsimile number set forth herein, or at such address or facsimile number as to which such party from time to time may give proper notice to the other party. Notices shall be deemed to have been received: if hand delivered, when so delivered; five days after deposit as certified mail; on the date scheduled for delivery if sent by courier; and on the date shown on the report generated by the sending machine if sent by facsimile. All notices shall be effective upon receipt or, if later, deemed receipt.

    (c) The parties irrevocably agree that service of process by mail as provided in Section 12(b) shall be sufficient service for personal jurisdiction of the party so served.

    (d) If any provision of this Agreement or any portion thereof is declared invalid or unenforceable, such provision shall be limited and construed so as to make it enforceable consistent with the parties' manifest intentions or, if such limitation or construction is not possible, such provision will be deemed stricken from this Agreement. In such event, all other provisions of this Agreement will remain in full force and effect, unless such enforcement would result in an injustice or be inconsistent with the purposes of this Agreement.

    (e) This Agreement may be assigned by a party only with the prior written consent of the other parties, provided that no written consent is necessary if the assignment is to an entity controlled by, controlling or under common control with the party making the assignment.

    (f) No waiver of any term of this Agreement shall be valid unless in a writing signed by the party against whom the waiver is sought to be enforced. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time hereafter.

    (g) Nothing in this Agreement is intended to create a relationship between APACHE and Vermont Oxford other than that of independent contractors and neither party, nor any of its employees or staff, shall be construed to be the agent, employee or representative of the other.

    (h) This Agreement may not be modified, altered or amended except by a written instrument executed by the parties.

    (i) This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of Virginia.

    (j) The parties acknowledges that a violation of the provisions of this Agreement relating to the protection of Confidential Information would cause the other irreparable harm, and agrees that the other party would be entitled to injunctive relief prohibiting such unauthorized use or distribution, or such breach, in addition to any other right or remedy they might have in law or equity.

    (k) Each party shall execute and deliver to the other parties such other documents, including, without limitation, documents of assignment, transfer or conveyance, and take such other actions as may be reasonably necessary in the discretion of the requesting party to carry out more effectively the purposes of this Agreement.

The parties have executed this Agreement by their duly authorized representatives, effective as of the date of the last to sign as set forth below.

VERMONT OXFORD NETWORK, INC.               APACHE MEDICAL SYSTEMS, INC.
444 South Union Street                     1650 Tysons Boulevard
Burlington, VT  05401                      Suite 300
                                           McLean, VA  22102

Phone No.:  (802) 865-4814                 Phone No.:  (703) 847-1400
Facsimile No.:  (802) 865-9613             Facsimile No.: (703) 847-1401


By:     /s/  Jerold F. Lucey               By:      /s/ Gerald E. Bisbee, Jr.
    -------------------------------            -------------------------------
Print Name:    Jerold F. Lucey             Print Name:   Gerald E. Bisbee, Jr.
            -----------------------                   ------------------------
Title:     President                       Title:     Chairman and CEO
       ----------------------------               ----------------------------
Date:     6/24/97                          Date:     6/25/97
       ----------------------------               ----------------------------

                              CONSULTING AGREEMENT

This Agreement between APACHE Medical Systems, Inc. ("APACHE") and Clinimetrics, Inc. ("Clinimetrics") is entered into and effective as of the 24th day of June, 1997.

WHEREAS, Clinimetrics is a consulting firm specializing in consulting services related to newborn care;

WHEREAS, APACHE is a corporation that has developed and markets certain benchmark studies, software products and applications consulting services;

WHEREAS, the parties plan for Clinimetrics to provide consulting services to APACHE;

THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.  Payment Obligations

    (a)    As consideration for the services described herein, APACHE shall pay
to Clinimetrics $[           ]* .  This amount shall be paid in equal monthly
installments over three years.

    (b) APACHE shall reimburse Clinimetrics for its reasonable travel, lodging and meal expenses in accordance with APACHE's travel policy for approved travel in connection with this Agreement. Such expenses shall be reimbursed within thirty (30) days of receipt of expense report

2.  Consulting Services

      (a) Clinimetrics will provide consulting services to APACHE for projects determined by APACHE. Clinimetrics will provide these services twenty-four (24) days per year during the three year term of this Agreement . Unless Clinimetrics consents, no more than two consecutive days of consulting services will be provided in any calendar month.

      (b) Consulting services will be provided by one of the principles of Clinimetrics, to include Jerald Lucey, M.D., Jeffrey Horbar, M.D., Roger Soll, M.D. The specific principle to perform each consulting services shall be chosen by Clinimetrics.

      (c) APACHE and Clinimetrics will agree in writing on a scope of work for consulting services to be performed by Clinimetrics for each six to twelve month period throughout the three year term of the Agreement

      (c) The consulting services being provided by Clinimetrics include, but are not limited to, the following:


__________________________________

*   Confidential portions omitted and filed separately with the Commission.

            (i) consulting regarding the character and needs of the neonatal market;

            (ii) consulting regarding potential marketing strategies and marketing support, i.e., speaker at regional seminar, prospective client calls with APACHE to support clinical discussions regarding the methodology and/or applications, etc., for neonatal products in North America;

            (iii) consulting regarding potential marketing strategies and marketing support, i.e., speaker at regional seminar, prospective client calls with APACHE to support clinical discussions regarding the methodology and/or applications, etc., for neonatal products worldwide;

            (iv)    consulting regarding the design of new products and services for the neonatal market.

            (v) direct involvement with APACHE in performing potential clinical process improvement engagements with a software client hospital. Upon written notification to APACHE, Clinimetrics may turn down a particular client project.

3.  HOT Topics Neonatology Meeting.

Clinimetrics will obtain for APACHE access to and bona-fide opportunities for participation and visibility of APACHE at the annual HOT Topics in Neonatology meeting.

4.  Ownership.

The parties agree that APACHE shall be the owner of all right, title and interest in and to all intellectual property resulting from consulting services developed in conjunction with this Agreement. Such intellectual property shall be a work for hire. To the extent that Clinimetrics could claim any right, title or interest to such intellectual property, such right, title or interest is hereby assigned to APACHE.

5.  Term and Termination.

    (a) The term of this Agreement shall commence upon execution of the Agreement and shall continue for a period of three (3) years unless otherwise terminated in accordance with this Agreement.

    (b) Either party may terminate this Agreement upon thirty (30) days written notice to the other party, if the other party has defaulted on any material obligation or covenant or breached any material representation or warranty and has not cured such default within the thirty (30) days of receiving notice of the default or breach.

    (c) Either party may terminate this Agreement upon ten (10) days written notice to the other party, if the other party has defaulted on any obligation or covenant regarding confidential information and has not cured such default within the ten (10) days of receiving notice of the default or breach.

    (d) The provisions of Section 4 (Ownership), Section 5 (Term and Termination), Section 6 (Warranty), Section 7 (Limitation of Liability),
Section 8 (Indemnity), and Section 9 (Confidentiality) shall survive termination of this Agreement. If the Agreement is terminated for Clinimetrics' breach, APACHE is obligated to Clinimetrics only for the monthly payments through the date of termination. When this Agreement is terminated due to Clinimetrics' breach, the last payment by APACHE will be prorated for the portion of the month that elapsed before termination. If Clinimetrics is not in breach of this Agreement and APACHE breaches this Agreement and has not cured such breach within sixty (60) days of receiving written notice from APACHE of the breach, then Clinimetrics may terminate this Agreement and APACHE shall promptly pay the balance of the $300,000 payment to Clinimetrics.

6.  Warranty

APACHE and Clinimetrics each warrant that they have full power, authority and capacity, to carry on its business as it is now being conducted, and to execute and deliver this Agreement and to perform all of its obligations hereunder.

7.  Limitations of Liability and Exclusive Remedy.

NO PARTY SHALL BE RESPONSIBLE TO ANY OTHER PARTY FOR ANY LOST PROFITS, INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND (INCLUDING, TO THE EXTENT PERMITTED BY LAW, PUNITIVE OR EXEMPLARY DAMAGES) IN CONNECTION WITH THIS AGREEMENT EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

8.  Indemnification

    (a) Clinimetrics shall defend, indemnify and hold APACHE and its directors, officers, employees and agents harmless from all losses, damages, costs, and expenses, including without limitation attorneys' fees and court costs, arising from or in connection with (i) any breach of any representation, warranty or covenant of Clinimetrics under this Agreement or (ii) any third party claim arising out of the consulting services provided by Clinimetrics. Clinimetrics shall conduct such defense with attorneys selected by it at its expense, and shall have sole control over the conduct of such defense.

    (b) APACHE shall promptly notify Vermont Oxford of any asserted or threatened claims that may be subject to any of the indemnities in this Section, and shall cooperate with the other parties in conducting the defense.

9.  Confidentiality

    (a) "Confidential Information" means all non-public information: (i) provided from APACHE to or learned from APACHE by Clinimetrics and their respective agents, staff or employees in connection the activities contemplated by this Agreement and any information or documentation with respect to the products or services of APACHE, whether in tangible or intangible form, including, without limitation, all computer programs (whether in source or object code), flow charts, algorithms, data, databases, rules, templates, forms, protocols, methodologies, procedures, techniques and approaches relating to APACHE's products and services and APACHE's prices, fees and payment terms. The terms and conditions of this Agreement are also Confidential Information unless disclosure of the terms is required by law.
               (ii) provided from Clinimetrics to or learned from Clinimetrics by APACHE, its agents, staff or employees in connection with the activities contemplated by this Agreement. The terms and conditions of this Agreement are also Confidential Information unless disclosure of the terms is required by law.

    (b) Confidential Information shall not include information already known to a party at the time of disclosure, as shown by the party's records, information which has been publicly disclosed in a lawful manner, or information which is rightfully received from a third party in a lawful manner.

    (c) Each party shall hold in strict confidence and not disclose the other's Confidential Information to any third party nor use the other party's Confidential Information except in furtherance of this Agreement. Clinimetrics shall disclose Confidential Information only to their respective employees who
(i) have signed a confidentiality agreement with Clinimetrics and (ii) need to know such Confidential Information. Each of Clinimetrics' employees who will require access to APACHE's Confidential Information will sign a confidentiality agreement which will contain terms and conditions that protect the Confidential Information of APACHE to the same extent that the Confidential Information of Clinimetrics is protected. Clinimetrics will provide copies of all such executed confidentiality agreements upon APACHE's request. In the event that the FDA or other regulatory body or any court requires information from Clinimetrics that might reasonably fall within the above definition of APACHE's Confidential Information, Clinimetrics shall notify APACHE in writing at least ten (10) days prior to the proposed disclosure and APACHE, in consultation with Clinimetrics, shall determine the appropriate steps in order to adequately safeguard APACHE's Confidential Information, including, without limitation, in the case of a proceeding in a court or other tribunal, obtaining a protective order.

    (d) Each of the parties retains ownership of all right, title and interest in its Confidential Information.

10.  Non-Competition.

In partial recognition of the fees paid to Clinimetrics and acknowledgment of the value of the APACHE Confidential Information being shared with Clinimetrics, Clinimetrics agrees that, during the term of this Agreement and for a period of two (2) years following the termination of this Agreement, Clinimetrics will not, directly or indirectly, by any means or device whatsoever: consult for, be affiliated with, be employed by, or render services to, any entity which is a Competitor of APACHE , in any geographic areas in the United States where the Company engages in the business as of the date termination of this Agreement.

For purposes of this section, "Competitor" shall mean a public or private for-profit company with more than $1 million in annual sales that develops or markets software or consulting products and services which relate primarily to decision support, quality measurement and performance improvement for the medical or healthcare industry. An example of public companies who are direct competitors are those listed in APACHE's annual SEC filings.

11. General.

    (a) This Agreement, including all other schedules, addenda and exhibits referenced in this Agreement, contains the entire Agreement between APACHE and Clinimetrics concerning the subject matter hereof and supersedes all prior and contemporaneous proposals, discussions, understandings and all other agreements or representations, oral and written, between the parties relating to the subject matter hereof.

    (b) All notices required by this Agreement shall be in writing, shall be effective upon receipt, and shall be delivered by (i) hand, (ii) certified mail, return receipt requested, (iii) U.S. Express Mail, (iv) overnight courier service, or (v) facsimile (confirmed by U.S. Express Mail or overnight courier service) addressed to the other parties at the address or facsimile number set forth herein, or at such address or facsimile number as to which such party from time to time may give proper notice to the other party. Notices shall be deemed to have been received: if hand delivered, when so delivered; five days after deposit as certified mail; on the date scheduled for delivery if sent by courier; and on the date shown on the report generated by the sending machine if sent by facsimile. All notices shall be effective upon receipt or, if later, deemed receipt.

    (c) The parties irrevocably agree that service of process by mail as provided in Section 11(b) shall be sufficient service for personal jurisdiction of the party so served.

    (d) If any provision of this Agreement or any portion thereof is declared invalid or unenforceable, such provision shall be limited and construed so as to make it enforceable consistent with the parties' manifest intentions or, if such limitation or construction is not possible, such provision will be deemed stricken from this Agreement. In such event, all other provisions of this Agreement will remain in full force and effect, unless such enforcement would result in an injustice or be inconsistent with the purposes of this Agreement.

    (e) This Agreement may be assigned by a party only with the prior written consent of the other parties, provided that no written consent is necessary if the assignment is to an entity controlled by, controlling or under common control with the party making the assignment.

    (f) No waiver of any term of this Agreement shall be valid unless in a writing signed by the party against whom the waiver is sought to be enforced. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the right to require such performance at any time hereafter.

    (g) Nothing in this Agreement is intended to create a relationship between APACHE and Clinimetrics other than that of independent contractors and neither party, nor any of its employees or staff, shall be construed to be the agent, employee or representative of the other.

    (h) This Agreement may not be modified, altered or amended except by a written instrument executed by the parties.

    (i) This Agreement and performance hereunder shall be governed by and construed in accordance with the laws of Virginia.


    (j) The parties acknowledges that a violation of the provisions of this Agreement relating to the protection of Confidential Information would cause the other irreparable harm, and agrees that the other party would be entitled to injunctive relief prohibiting such unauthorized use or distribution, or such breach, in addition to any other right or remedy they might have in law or equity.

    (k) Each party shall execute and deliver to the other parties such other documents, including, without limitation, documents of assignment, transfer or conveyance, and take such other actions as may be reasonably necessary in the discretion of the requesting party to carry out more effectively the purposes of this Agreement.

The parties have executed this Agreement by their duly authorized representatives, effective as of the date of the last to sign as set forth below.

CLINIMETRICS, INC.                     APACHE MEDICAL SYSTEMS, INC.
                                       1650 Tysons Boulevard
                                       Suite 300
                                       McLean, VA  22102

Phone No.:                             Phone No.:  (703) 847-1400
Facsimile No.:                         Facsimile No.: (703) 847-1401




By: /s/  Jeffrey D. Horbar             By:  /s/Gerald E. Bisbee, Jr.
    -------------------------              -------------------------------
Print Name: Jeffrey D. Horbar          Print Name: Gerald E. Bisbee, Jr.
           ------------------                     ------------------------
Title:     President                   Title:     Chairman and CEO
           ------------------                     ------------------------

Date:      6/24/97                      Date:      6/25/97
           -------------------                     -----------------------